Exhibit 32

                          Certification of CEO and CFO
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Shore Gold Inc. (the "Registrant") on Form 40-F for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kenneth E. MacNeill, as President and Chief Executive Officer of the Registrant, and Harvey Bay, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.



By: /s/ KENNETH E. MACNEILL
    --------------------------------------------------
    Name:   Kenneth E. MacNeill
    Title:  President and Chief Executive Officer
    March 30, 2006



By: /s/ HARVEY BAY
    --------------------------------------------------
    Name:   Harvey Bay
    Title:  Chief Financial Officer
    March 30, 2006


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.